EXHIBIT 4.1









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                  FORM OF AMENDED AND RESTATED TRUST AGREEMENT

                                       of

                          ALLSTATE LIFE GLOBAL FUNDING

                                      among

                            WILMINGTON TRUST COMPANY,

                              as Delaware Trustee,

                              AMACAR PACIFIC CORP.,

                                as Administrator,

                                       and

                              AMACAR PACIFIC CORP.,

                            as Trust Beneficial Owner



                                  Dated -, 2006


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                                TABLE OF CONTENTS

                                                                                                                 Page

ARTICLE 1         DEFINITIONS.....................................................................................1

     SECTION 1.1         Definitions..............................................................................1
     SECTION 1.2         Other Definitional Provisions............................................................7

ARTICLE 2         CONTINUATION OF GLOBAL FUNDING..................................................................7

     SECTION 2.1         Name; Amendment and Restatement of the Base Trust Agreement..............................7
     SECTION 2.2         Office of the Delaware Trustee; Principal Place of Business..............................8
     SECTION 2.3         Statutory Trust..........................................................................8
     SECTION 2.4         Trust Beneficial Owner...................................................................8
     SECTION 2.5         Purposes of Global Funding...............................................................8
     SECTION 2.6         Allocation of Trust Expenses.............................................................9
     SECTION 2.7         Liability................................................................................9
     SECTION 2.8         Income Tax Treatment.....................................................................9
     SECTION 2.9         Situs of Global Funding.................................................................10

ARTICLE 3         PAYMENT ACCOUNTS...............................................................................10

     SECTION 3.1         Payment Accounts........................................................................10

ARTICLE 4         FUNDING NOTES..................................................................................11

     SECTION 4.1         Issuance of Funding Notes...............................................................11
     SECTION 4.2         Acquisition of Funding Agreement(s); Redemption and Satisfaction
                         of Funding Notes........................................................................11

ARTICLE 5         REPRESENTATIONS AND WARRANTIES BY THE DELAWARE TRUSTEE.........................................12


ARTICLE 6         DELAWARE TRUSTEE...............................................................................13

     SECTION 6.1         General Authority.......................................................................13
     SECTION 6.2         General Duties..........................................................................19
     SECTION 6.3         Specific Duties.........................................................................19
     SECTION 6.4         Acceptance of Trust and Duties; Limitation on Liability.................................19
     SECTION 6.5         Reliance; Advice of Counsel.............................................................23
     SECTION 6.6         Delegation of Authorities and Duties....................................................24

ARTICLE 7         TERMINATION OF AGREEMENT; DISSOLUTION OF GLOBAL FUNDING........................................24

     SECTION 7.1         Termination of Agreement................................................................24

ARTICLE 8         SUCCESSOR AND ADDITIONAL DELAWARE TRUSTEES.....................................................26

     SECTION 8.1         Eligibility Requirements for the Delaware Trustee.......................................26
     SECTION 8.2         Resignation or Removal of the Delaware Trustee..........................................26
     SECTION 8.3         Successor Delaware Trustee..............................................................27
     SECTION 8.4         Merger or Consolidation of Delaware Trustee.............................................28

ARTICLE 9         MISCELLANEOUS PROVISIONS.......................................................................28

     SECTION 9.1         Limitation on Rights of Others..........................................................28

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     SECTION 9.2         Amendments..............................................................................28
     SECTION 9.3         Notices.................................................................................30
     SECTION 9.4         No Recourse.............................................................................31
     SECTION 9.5         Limited Recourse........................................................................31
     SECTION 9.6         No Petition.............................................................................31
     SECTION 9.7         Governing Law...........................................................................32
     SECTION 9.8         Severability............................................................................32
     SECTION 9.9         Third Party Beneficiaries...............................................................32
     SECTION 9.10        Counterparts............................................................................32




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     This Amended and Restated Trust Agreement (this "Amended and Restated Trust
Agreement") dated and effective as of -, 2006, is entered into among the undersigned Delaware Trustee (as defined below), the Administrator (as defined below) and the Trust Beneficial Owner (as defined below):

     WHEREAS, the Delaware Trustee and the Trust Beneficial Owner have entered into that certain Trust Agreement, dated as of June 24, 2002, as amended and restated by the Amended and Restated Trust Agreement dated as of April 27, 2004, and as further amended and restated by the Amended and Restated Trust Agreement dated as of August 16, 2005 (as so amended and restated, the "Base Trust Agreement"), and the parties hereto desire to amend and restate the Base Trust Agreement in its entirety;

     WHEREAS, since August 27, 2004, Global Funding has been facilitating, and the parties desire that Global Funding continue to facilitate, a program (the "Program") for the issuance, from time to time, of Secured Medium Term Notes and Allstate Life(R) CoreNotes(R) (collectively, the "Notes"), as more fully described in the Registration Statement; and

     WHEREAS, the Notes outstanding under the Program have been, and any Notes to be issued under the Program will be, issued by a newly created Delaware statutory trust (each, a "Trust");

     NOW, THEREFORE, in consideration of the premises and the covenants set forth in this Amended and Restated Trust Agreement, the parties agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 Definitions. The following terms have the meanings set forth below:

     "Administrator" means AMACAR Pacific Corp., a Delaware corporation in its capacity as the sole administrator of Global Funding, and its successors and assigns.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agents" has the meaning set forth in the Distribution Agreement.


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     "Allstate  Life" means Allstate Life Insurance  Company,  a stock insurance company organized and licensed under the laws of the State of Illinois, and any successor.

     "Amended and Restated Administrative Services Agreement" means that certain Amended and Restated Administrative Services Agreement dated as of -, 2006, between the Administrator and Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Amended and Restated Certificate of Trust" means the Amended and Restated Certificate of Trust of Global Funding as filed with the Secretary of State on -, 2006.

     "Amended and Restated Name Licensing Agreement" means that certain Amended and Restated Name Licensing Agreement dated as of -, 2006, between Allstate Insurance Company and Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Amended and Restated Support Agreement" means that certain Amended and Restated Support and Expenses Agreement dated as of -, 2006, between Allstate Life and Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

     "Closing Instrument" means, with respect to any Trust, the Closing Instrument of the Trust, pursuant to which certain documents are executed in connection with the issuance of the Notes by the Trust.

     "Code" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

     "Collateral", with respect to any Funding Note, has the meaning ascribed in the applicable Funding Note Indenture.

     "Commission" means the Securities and Exchange Commission or any successor body.

     "Corporate Trust Office" means the principal office of the Delaware Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.


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     "Debt" of any  Person  means,  at any date,  without  duplication,  (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other
Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

     "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as amended from time to time.

     "Delaware Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as the sole Delaware trustee of the Trust, and its successors. If there shall be at any time more than one Delaware Trustee under this Amended and Restated Trust Agreement, "Delaware Trustee" shall mean each such Delaware Trustee.

     "Distribution Agreement" means that certain Distribution Agreement dated as of -, 2006, by and among the Trust and the Agents named therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

         "Funding Agreement" means, with respect to any Trust, each funding agreement issued by Allstate Life to Global Funding, which is immediately pledged and collaterally assigned by Global Funding to the Funding Note Indenture Trustee and immediately thereafter assigned absolutely to, and deposited into, the relevant Trust by Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time in accordance with the terms thereof.

     "Funding Agreement Event of Default" means, with respect to any Funding Agreement, an "Event of Default" as defined in the Funding Agreement.

     "Funding Note", with respect to any Trust, has the meaning ascribed in the applicable Funding Note Indenture.

     "Funding Note Certificate", with respect to any Funding Note, has the meaning ascribed in the applicable Funding Note Indenture.


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     "Funding Note  Indenture"  means,  with respect to any Funding Note sold by
Global Funding to a Trust, the Funding Note Indenture included in Part H of the applicable Series Instrument, among Global Funding and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Funding Note Indenture Trustee", with respect to any Trust, has the meaning ascribed in the applicable Funding Note Indenture.

     "Global Funding" means Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Holder", with respect to any Funding Note, has the meaning ascribed in the applicable Funding Note Indenture.

     "Indenture" means, with respect to any Trust, the Indenture included in Part G of the applicable Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Indenture Trustee", with respect to any Trust, has the meaning ascribed in the applicable Indenture.

     "Investment Company Act" means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever

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(including  without  limitation any conditional  sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

     "Moody's" means Moody's Investors Service, Inc.

     "Notes" has the meaning ascribed in the second recital.

     "Payment Account" means, with respect to any Funding Note, the segregated non-interest-bearing corporate trust account for Global Funding maintained by the Delaware Trustee or by another financial institution designated by the Delaware Trustee, which shall be controlled by the Delaware Trustee; provided that the rating of the entity maintaining such account shall be at least equal to the rating of the applicable Funding Note by Moody's and Standard & Poor's, in which all amounts paid to the Delaware Trustee in respect of such Funding Note or any Collateral related thereto will be held and from which the Delaware Trustee shall make any payments pursuant to Section 3.1(b) and Article 7 of this Amended and Restated Trust Agreement, to the extent such amounts are paid to the Delaware Trustee and deposited in the applicable Payment Account.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

     "Program" has the meaning ascribed in the second recital.

     "Program Documents" means each Series Instrument and each Closing Instrument (including documents contained in each Series Instrument and each Closing Instrument), this Amended and Restated Trust Agreement, the Amended and Restated Administrative Services Agreement, the Amended and Restated Support Agreement, the Amended and Restated Name Licensing Agreement, the Distribution Agreement, each Funding Note and any other documents or instruments entered into by, or with respect to, or on behalf of, Global Funding or any Trust in connection with the Program.

     "Rating Agency" means each of Moody's, Standard & Poor's and any other rating agency which provides a rating of any Notes or the Program.

     "Registration Statement" means the Registration Statement relating to the Program (File No. 333-129157), filed with the Commission by Allstate Life and Global Funding on October 20, 2005, as amended by Amendment No. 1 filed with the Commission on November 29, 2005, and Amendment No. 2 filed with the Commission on -, 2006, and as it may further be amended, supplemented, modified, restated or

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replaced from time to time.

     "Responsible Officer" means any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Delaware Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Secretary of State" means the Secretary of State of the State of Delaware.

     "Securities  Act" means the  Securities  Act of 1933,  as amended,  and any
successor   statute   thereto,   and  the  rules,   regulations   and  published
interpretations of the Commission promulgated thereunder from time to time.

     "Security Interest", with respect to any Funding Note, has the meaning ascribed in the applicable Funding Note Indenture.

     "Series Instrument" means, with respect to any Trust, the Series Instrument of the Trust, pursuant to which the Funding Note Indenture, the Indenture and certain other agreements are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "Standard and Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Standing Order" has the meaning ascribed in Section 3.1(d).

     "Supplemental Funding Note Indenture", with respect to any Funding Note, has the meaning ascribed in the applicable Funding Note Indenture.

     "Terms Agreement" means, with respect to any Trust, the Terms Agreement included in Part E of the applicable Series Instrument.

     "Trust" has the meaning ascribed in the third recital.

     "Trust Beneficial Owner" means AMACAR Pacific Corp., in its capacity as the sole beneficial owner of Global Funding, and its successors.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York.

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     SECTION 1.2 Other Definitional Provisions. For all purposes of this Amended and Restated Trust Agreement except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

          (b) all accounting terms not otherwise defined in this Amended and Restated Trust Agreement have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise expressly provided in this Amended and Restated Trust Agreement, the term "generally accepted accounting principles" with respect to any computation required or permitted under this Amended and Restated Trust Agreement shall mean such accounting principles as are generally accepted at the date of such computation in the United States;

          (c) the words "include", "includes" and "including" shall be construed to be followed by the words "without limitation"; and

          (d) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting this Amended and Restated Trust Agreement or the intent of the parties to this Amended and Restated Trust Agreement.

                                   ARTICLE 2
                         CONTINUATION OF GLOBAL FUNDING

     SECTION 2.1 Name; Amendment and Restatement of the Base Trust Agreement.

          (a) The name of the trust continued hereby is "Allstate Life Global Funding." Global Funding's activities may be conducted under the name of Global Funding by the Delaware Trustee or by the Administrator on behalf of Global Funding.

          (b) The parties hereto agree that, upon the execution of this Amended and Restated Trust Agreement:

               (i) the Base Trust Agreement shall continue in full force and effect as amended and restated by this Amended and Restated Trust Agreement;

               (ii) the rights and obligations of the parties hereto shall be as provided in this Amended and Restated Trust Agreement, and, except as otherwise expressly provided in this Amended and Restated Trust Agreement, in the Delaware Statutory Trust Act; and

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               (iii) except as otherwise  provided in Article 7, Global  Funding will continue without dissolution.

     SECTION 2.2 Office of the Delaware Trustee; Principal Place of Business. The principal office of Global Funding shall be in care of the Delaware Trustee at the Corporate Trust Office, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Trust Beneficial Owner, the Administrator and the Rating Agencies. Global Funding shall also maintain an office in care of the Administrator at:

         c/o AMACAR Pacific Corp.
         6525 Morrison Boulevard, Suite 318
         Charlotte, North Carolina 28211
         Attention: President

or at such other address as the Administrator may designate by written notice to the Trust Beneficial Owner, the Indenture Trustee, the Delaware Trustee and the Rating Agencies.

     SECTION 2.3 Statutory Trust. It is the intention of the parties that Global Funding constitute a statutory trust organized under the Delaware Statutory Trust Act and that this Amended and Restated Trust Agreement constitute the governing instrument of Global Funding. The Delaware Trustee shall file an Amended and Restated Certificate of Trust with the Secretary of State.

     SECTION 2.4 Trust Beneficial Owner. The Trust Beneficial Owner previously made a cash contribution to Global Funding in the amount of $1,000 in exchange for its beneficial interest in Global Funding. The beneficial interest of the Trust Beneficial Owner in Global Funding is not and will not be represented by any certificate or other instrument. The Trust Beneficial Owner is and shall continue to be the beneficial owner of Global Funding and has and shall have an undivided beneficial ownership interest in the property related to Global Funding. To the fullest extent permitted by law, any attempted transfer of the Trust Beneficial Owner's interest in Global Funding shall be void.

     SECTION 2.5 Purposes of Global Funding. The exclusive purposes and functions of Global Funding are, and Global Funding shall have the power and authority, to:

          (a) beneficially own each Trust;

          (b) issue a Funding Note to each Trust in connection with the Program;

          (c) use the net proceeds from the sale of each Funding Note to acquire one or more Funding Agreements from Allstate Life;

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          (d) grant a security interest in, pledge and collaterally  assign each
     Funding Agreement to the Funding Note Indenture Trustee and immediately thereafter assign absolutely each Funding Agreement to, and deposit each such Funding Agreement into, the relevant Trust;

          (e) file with the Commission and execute:

               (i) one or more registration statements on Form S-3 or other appropriate form, including one or more prospectuses, prospectus supplements and the exhibits thereto, any pre-effective or post-effective amendments thereto and any registration statements filed subsequent thereto under rules promulgated under the Securities Act, relating to the registration of any Notes and/or any Funding Notes under the Securities Act;

               (ii) any preliminary prospectus or prospectus or supplement thereto relating to any Notes and/or any Funding Notes required to be filed pursuant to the Securities Act; and

               (iii) registration statements and such other documents, forms or filings as may be required by the Securities Act, the Exchange Act or the Trust Indenture Act, or other securities laws in each case relating to any Notes and/or any Funding Notes;

          (f) file and execute such filings, applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as may be necessary or desirable to register, or establish the exemption from registration of, any Notes and/or any Funding Notes under the securities or "Blue Sky" laws of any relevant jurisdictions; and

          (g) engage in other activities and enter into other agreements, in each case that are necessary, suitable or convenient to accomplish the foregoing  or  are  incidental  to  or  connected  with  those  activities, including the execution, delivery and performance of each Series Instrument, each Closing Instrument and each Program Document to which it is a signatory.

     SECTION 2.6 Allocation of Trust Expenses. Any costs and expenses of Global Funding shall be paid by Allstate Life pursuant to the Amended and Restated Support Agreement to the extent provided therein.

     SECTION 2.7 Liability. None of the Delaware Trustee, the Administrator, the Trust Beneficial Owner or any Holder shall have any personal liability for any liability or obligation of Global Funding.

     SECTION 2.8 Income Tax Treatment. The parties agree, and each Holder and beneficial owner any Funding Note by purchasing such Funding Note agrees, for all

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United States Federal, state and local income and franchise tax purposes (i)
to treat such Funding Note as indebtedness of Allstate Life, (ii) that Global Funding and the Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and (iii) to not take any action inconsistent with the treatment described in (i) and (ii) unless otherwise required by law.

     SECTION 2.9 Situs of Global Funding. Global Funding shall be located in the State of Delaware. Global Funding shall have the right to change its domicile from Delaware to any other jurisdiction. All bank accounts maintained by the Delaware Trustee on behalf of Global Funding shall be located in the State of Delaware. Global Funding shall not have any employees in any state other than in the State of Delaware.

                                   ARTICLE 3
                                PAYMENT ACCOUNTS

     SECTION 3.1 Payment Accounts.

          (a) Prior to the issue date of each Funding Note, the Delaware Trustee shall establish the related Payment Account. The Delaware Trustee and any agent of the Delaware Trustee shall have exclusive control and sole right of withdrawal with respect to each Payment Account for the purpose of making deposits in and withdrawals from such Payment Account in accordance with this Amended and Restated Trust Agreement. Subject to each Funding
     Note Indenture, all funds or other property received by the Delaware Trustee on behalf of Global Funding in respect of any Collateral for the applicable Funding Note will be deposited in the related Payment Account. All funds and other property deposited or held from time to time in a Payment Account shall be held by the Delaware Trustee in such Payment Account for the exclusive benefit of the Trust Beneficial Owner, subject to the security interest in the applicable Collateral in favor of the applicable Funding Note Indenture Trustee on behalf of the Holder of the applicable Funding Note and any other Person for whose benefit such Funding
     Note Indenture Trustee is or will be holding such Collateral, and for distribution by the Delaware Trustee as provided in this Amended and Restated Trust Agreement, including (and subject to) any priority of payments provided for in this Amended and Restated Trust Agreement.

          (b) All funds and other property deposited into a Payment Account shall be distributed by Global Funding as follows:

               FIRST, to the applicable Funding Note Indenture Trustee for the payment of all amounts then due and unpaid upon the applicable Funding Note and any other amounts due and payable in accordance with the applicable Funding Note Indenture; and


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

               SECOND, upon the final surrender of the applicable Funding Note and payment of any amounts payable in respect thereof, any remaining funds and other property deposited into such Payment Account shall be distributed to the Delaware Trustee for distribution pursuant to
          Section 7.1.

          (c) The Delaware Trustee shall deposit in the applicable Payment Account, promptly upon receipt, any payments received in respect of any related Collateral. Amounts held in any Payment Account shall not be invested by the Delaware Trustee.

          (d) Notwithstanding anything in this Amended and Restated Trust Agreement to the contrary, the Delaware Trustee, on behalf of Global Funding, shall execute a standing order (each, a "Standing Order") to each Funding Note Indenture Trustee pursuant to which such Funding Note Indenture Trustee, either directly or through an applicable Funding Note Paying Agent, shall distribute all applicable amounts due and unpaid under
     Section 3.1(b); provided, however, that all payments to be made pursuant to
     Section 7.1 shall be made by the Delaware Trustee on behalf of Global Funding. For so long as (i) the Delaware Trustee, on behalf of Global Funding, has not rescinded the applicable Standing Order and (ii) the applicable Funding Note Indenture Trustee, either directly or through an applicable Funding Note Paying Agent, is able to, and does, comply with such Standing Order, the Delaware Trustee will not be required to establish a separate Payment Account in accordance with Section 3.1 in respect of the applicable Funding Note; provided, however, that the Delaware Trustee shall establish a separate payment account to facilitate payments to be made pursuant to Section 7.1.

                                   ARTICLE 4
                                  FUNDING NOTES

     SECTION 4.1 Issuance of Funding Notes. Global Funding shall issue and deliver or cause to be issued and delivered Funding Notes from time to time in connection with the Program.

     SECTION 4.2 Acquisition of Funding Agreement(s); Redemption and Satisfaction of Funding Notes. In connection with the issuance and sale of each Funding Note, Global Funding will use the proceeds received from the offering of such Funding Note to purchase one or more Funding Agreements. Global Funding will immediately pledge and collaterally assign each such Funding Agreement to the Funding Note Indenture Trustee and immediately thereafter assign absolutely to, and deposit into, the relevant Trust the Funding Agreement(s), and the Funding Note will be surrendered. The Funding Note shall be cancelled by Global Funding immediately upon such surrender, and such cancellation shall operate as a redemption and satisfaction of the Funding Note.

                                   ARTICLE 5
             REPRESENTATIONS AND WARRANTIES BY THE DELAWARE TRUSTEE

     The Delaware Trustee represents and warrants for the benefit of each Holder and the Trust Beneficial Owner as follows:

          (a) it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it is a "bank" within the meaning of Section 581 of the Code;

          (b) it is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

          (c) it has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Amended and Restated Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Amended and Restated Trust Agreement;

          (d) this Amended and Restated Trust Agreement has been duly authorized, executed and delivered by it and constitutes the valid and legally binding agreement of it enforceable against it in accordance with its terms;

          (e) neither the execution or delivery by it of this Amended and Restated Trust Agreement, nor the performance by it of its obligations under this Amended and Restated Trust Agreement, will (i) violate its organizational documents, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties or assets held in Global Funding pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other contract, agreement, judgment, order or instrument to which it is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking, trust or general powers of it or any order, judgment or decree applicable to it;

          (f) the authorization, execution or delivery by it of this Amended and Restated Trust Agreement and the consummation of any of the transactions by it contemplated by this Amended and Restated Trust Agreement do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency (other than the filing of the Amended and Restated Certificate of Trust with the Secretary of State); and

          (g) there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect Global Funding or would question the right, power and authority of the Delaware Trustee to enter into or perform its obligations under this Amended and Restated Trust Agreement.

                                   ARTICLE 6
                                DELAWARE TRUSTEE

     SECTION 6.1 General Authority.

          (a) The Delaware Trustee is authorized and empowered, among other things, to: (i) execute and deliver on behalf of Global Funding the Program Documents and each certificate or other document attached as an exhibit to, or contemplated by, the Program Documents and any amendment or other agreement to any of the Program Documents; (ii) take all actions required of Global Funding pursuant to the Program Documents including, but not limited to (A) paying, or causing to be paid, on behalf of Global Funding any amounts due and owing by Global Funding under the Program Documents or any other documents or instruments to which Global Funding is a party, (B) providing certificates required under the Program Documents or other documents or instruments to which Global Funding is a party and (C) preparing for execution or executing amendments to and waivers under the Program Documents or any other documents or instruments deliverable by Global Funding thereunder or in connection therewith or with this Amended and Restated Trust Agreement; (iii) cause Global Funding to perform under the Program Documents; and (iv) engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or any of the other purposes of Global Funding or are incidental thereto or connected therewith including, from time to time, taking such action on behalf of Global Funding as is permitted by the Program Documents. In addition to any other duties under this Amended and Restated Trust Agreement, the Delaware Trustee shall be the trustee of Global Funding for the purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act. Subject to the limitations set forth in Section 6.1(b), the Delaware Trustee shall have the power and authority to act on behalf of Global Funding, with respect to the following matters:

               (i) to execute and deliver on behalf of Global Funding the Funding Notes and the Amended and Restated Certificate of Trust in accordance with this Amended and Restated Trust Agreement;

               (ii) to cause Global Funding to perform this Amended and Restated Trust Agreement and to enter into, and to execute, deliver and perform, the Funding Notes, each Series Instrument and each Closing Instrument (including all relevant documents contained in each Series Instrument and each Closing Instrument), the Distribution Agreement, the Amended and Restated Name Licensing Agreement, the Amended and Restated Support Agreement, the Amended and Restated Administrative Services Agreement, each other Program Document and such other certificates, other documents or agreements as may be necessary, contemplated by or desirable in connection with the purposes and function of Global Funding or any of the above-referenced documents;

               (iii) to receive custody of any Funding Agreement and to exercise on behalf of Global Funding all of the rights, powers and privileges of an owner or policyholder of each such Funding Agreement in accordance with the terms of such Funding Agreement and any related documents;

               (iv)  to  cause  Global   Funding  to   immediately   pledge  and
          collaterally assign each Funding Agreement to the Funding Note Indenture Trustee and to immediately thereafter assign absolutely to, and deposit into, the relevant Trust the relevant Funding Agreement(s);

               (v) to establish each Payment Account and a separate payment account to facilitate payments to the Trust Beneficial Owner;

               (vi) to send any notices regarding any Funding Note to Allstate Life, the Rating Agencies, the Trust Beneficial Owner and the applicable Agents under the relevant Terms Agreement in accordance with the terms of the relevant Funding Note and this Amended and Restated Trust Agreement;

               (vii) to take all actions necessary or appropriate to enable Global Funding to comply with Section 2.8 regarding income tax treatment;

               (viii) after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer, to take any action as it may from time to time determine (based solely upon the advice of counsel) is necessary or advisable to give effect to the terms of this Amended and Restated Trust Agreement (without consideration of the effect of any such action on any particular Holder) and, within five Business Days after the occurrence of a Funding Agreement Event of

          Default actually known to a Responsible Officer, to give notice thereof to the Administrator and the Trust Beneficial Owner;

               (ix) to the extent permitted by this Amended and Restated Trust Agreement, to participate in the winding up of the affairs of and liquidation of Global Funding and assist with the preparation, execution and filing of a certificate of cancellation with the Secretary of State;

               (x) to take any action and to execute any documents on behalf of Global Funding incidental to the foregoing, as the Delaware Trustee may from time to time determine (based on the advice of counsel) is necessary or advisable to give effect to the terms of this Amended and Restated Trust Agreement;

               (xi) to execute and file  documents  with the Secretary of State;
          and

               (xii) to accept service of process on behalf of Global Funding in the State of Delaware.

               It is expressly understood and agreed that the Delaware Trustee shall be entitled to engage outside counsel, independent accountants and other experts appointed with due care to assist the Delaware Trustee in connection with the performance of its duties and powers set forth in this Section 6.1(a), including, without limitation, certificates, reports, opinions, notices or any other documents. The Delaware Trustee shall be entitled to rely conclusively on the advice of such counsel, accountants and other experts in the performance of all its duties under this Amended and Restated Trust Agreement and shall have no liability for any documents prepared by such counsel, accountants or experts or any action or inaction taken pursuant to the advice of such counsel, accountants or experts. Any expenses of such counsel, accountants and experts shall be paid by Global Funding.

          (b) So long as this Amended and Restated Trust Agreement remains in effect, Global Funding (and the Delaware Trustee and the Administrator acting on behalf of Global Funding) shall not undertake any business, activity or transaction except as expressly provided for or contemplated by this Amended and Restated Trust Agreement or by any Funding Note Indenture. In particular, Global Funding shall not, except as otherwise contemplated by this Amended and Restated Trust Agreement or by any Funding Note
     Indenture:

               (i) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held in Global Funding, except for any Funding

          Agreements (as of the date of this Amended and Restated Trust Agreement or hereafter acquired);

               (ii) engage in any business or activity other than in connection with, or relating to, (A) the performance of this Amended and Restated Trust Agreement and the execution, delivery and performance of any documents, including the Program Documents (other than this Amended and Restated Trust Agreement as set forth above), relating to the Funding Notes and the transactions contemplated thereby and (B) any activities, including entering into agreements that are necessary, suitable or convenient to accomplish the purposes of Global Funding specified in Section 2.5;

               (iii) incur, directly or indirectly, any Debt except for each Funding Note;

               (iv) create, incur, assume or permit any Lien or other encumbrance on any of its properties or assets owned or thereafter acquired, or any interest therein or the proceeds thereof, except for the lien created pursuant to each Funding Note Indenture;

               (v) amend, modify or fail to comply with any material provision of this Amended and Restated Trust Agreement, except for any amendment or modification of this Amended and Restated Trust Agreement expressly permitted under this Amended and Restated Trust Agreement;

               (vi) own any subsidiary, except for the Trusts, or lend or advance any funds to, or make any investment in, any Person, except in connection with any Funding Notes, the Amended and Restated Administrative Services Agreement, the Amended and Restated Support Agreement and any Funding Agreement;

               (vii) directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interests of, the Trust Beneficial Owner if any amount under the Funding Notes or the Notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any Debt other than any Funding Note if any Funding Note remains outstanding;

               (viii) become required to register as an "investment company" under and as such term is defined in the Investment Company Act of 1940, as amended;

               (ix) enter into any transaction of merger or consolidation or liquidate or dissolve itself (or, to the fullest extent permitted by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person, except for the Trusts;

               (x) take any action that would cause Global Funding not to be either ignored or treated as a "grantor trust" for United States Federal income tax purposes;

               (xi) have any employees other than the Delaware Trustee, the Administrator or any other persons necessary to conduct its business and enter into transactions contemplated under the Program Documents;

               (xii) have an interest in any bank account other than those accounts required or permitted under the Program Documents;

               (xiii) permit any Affiliate, employee or officer of Allstate Life or any agent of Allstate Life or Agent to be a trustee of Global Funding;

               (xiv) issue any Funding Note unless (A) Global Funding has purchased or will simultaneously purchase the relevant Funding Agreement(s) from Allstate Life; (B) Global Funding will grant a security interest in, pledge and collaterally assign the relevant Funding Agreement(s) to the Funding Note Indenture Trustee and will immediately thereafter assign absolutely to and deposit into the relevant Trust the relevant Funding Agreement(s); and (C) the relevant Funding Note will thereupon be surrendered and cancelled by Global Funding immediately upon such surrender, and such cancellation shall operate as a redemption and satisfaction of the Funding Note;

               (xv) commingle any of its assets with assets of any of Global Funding's Affiliates, or guarantee any obligation of any of Global Funding's Affiliates;

               (xvi) (A) permit the  validity  or  effectiveness  of any Funding
          Note Indenture or the Security Interest securing the Funding Note issued pursuant to any Funding Note Indenture to be impaired, or permit such Security Interest to be amended, hypothecated, subordinated, terminated or discharged, (B) permit any Person to be released from any covenants or obligations under any Funding Agreement securing any Funding Note, except as expressly permitted thereunder, under the applicable Funding Note Indenture, this Amended and Restated Trust Agreement, or each applicable Funding Agreement, (C) create, incur, assume, or permit any

          Lien or other encumbrance (other than the Security Interests securing the Funding Notes) on any of its properties or assets (whenever acquired), or any interest therein or the proceeds thereof, or (D) permit a lien with respect to any Collateral not to constitute a valid first priority perfected security interest in such Collateral securing the related Funding Note;

               (xvii) issue any Funding Note unless the Funding Agreement Provider has affirmed in writing to Global Funding that it has made changes to its books and records to reflect the grant of a security interest in, and the making of an assignment for collateral purposes of, the relevant Funding Agreement(s) by Global Funding to the applicable Funding Note Indenture Trustee in accordance with the terms of such Funding Agreement(s) and the applicable Funding Note Indenture and Global Funding has taken such other steps as may be necessary to cause the Security Interest in or assignment for all collateral purposes of, the applicable Collateral to be perfected for purposes of the UCC or effective against its creditors and subsequent purchasers of such Collateral pursuant to insurance or other state laws; or

               (xviii) make any deduction or withholding from any payment of principal of or interest on any Funding Note (other than amounts that may be required to be withheld or deducted from such payments under the Code or any other applicable tax law) by reason of the payment of any taxes levied or assessed upon any portion of the related
          Collateral  except to the extent  specified in the applicable  Funding
          Note Indenture or the relevant Funding Note Certificate or Supplemental Funding Note Indenture.

          (c) Notwithstanding any other provision of this Amended and Restated Trust Agreement, the Delaware Trustee and the Administrator, acting on behalf of Global Funding, shall not take any action that would cause Global Funding not to be either ignored or treated as a "grantor trust" for United States Federal income tax purposes.

          (d) The Delaware Trustee shall, based on the advice of counsel, defend against all claims and demands of all Persons at any time claiming any Lien on any of the assets of Global Funding adverse to the interest of Global Funding or any Holder.

          (e) The Delaware Trustee is authorized and directed to conduct the affairs of Global Funding and to operate Global Funding so that Global Funding will not (i) become required to register as an "investment company" under the Investment Company Act or (ii) fail to be either ignored or treated as a "grantor trust" for United States Federal income tax purposes. In connection with the preceding sentence, the Delaware Trustee shall have no duty to determine whether any action it takes complies with the preceding sentence and shall be entitled to rely conclusively on an opinion of counsel with respect to any such matters.

     SECTION 6.2 General Duties. It shall be the duty of the Delaware Trustee to discharge, or cause to be discharged, all of its responsibilities pursuant to the terms of this Amended and Restated Trust Agreement, or any other documents or instruments to which it is a party, and to administer Global Funding, in accordance with the provisions of this Amended and Restated Trust Agreement and the other Program Documents and any other documents or instruments to which Global Funding is a party. Notwithstanding the foregoing, the Delaware Trustee shall be deemed to have discharged its duties and responsibilities under this Amended and Restated Trust Agreement and any other documents or instruments to which Global Funding is a party to the extent (a) such duties and responsibilities shall have been performed by the Administrator and (b) the Administrator is required or permitted under this Amended and Restated Trust Agreement, under the Amended and Restated Administrative Services Agreement or under any other documents or instruments to which Global Funding is a party, to perform such act or discharge such duty of the Delaware Trustee or Global Funding; provided, however, that the Delaware Trustee shall not be held liable for the default or failure of the Administrator to carry out its required obligations under this Amended and Restated Trust Agreement or thereunder but only to the extent such obligations are not also required to be carried out by the Delaware Trustee.

     SECTION 6.3 Specific Duties.

          (a) The Delaware Trustee will manage the business and affairs of Global Funding in accordance with the terms of the Delaware Statutory Trust Act; provided, however, that the Delaware Trustee undertakes to perform only such duties as are specifically set forth in this Amended and Restated Trust Agreement and as it may be directed from time to time by the Administrator or the Trust Beneficial Owner in accordance with the terms of this Amended and Restated Trust Agreement.

          (b) The Delaware Trustee shall not take any action, or direct the Administrator to take any action, which would be inconsistent with Section 2.8.

     SECTION 6.4 Acceptance of Trust and Duties; Limitation on Liability.

     The Delaware Trustee agrees to perform its duties under this Amended and Restated Trust Agreement with respect to Global Funding, but only upon the terms of this Amended and Restated Trust Agreement. No implied covenants or obligations shall be read into this Amended and Restated Trust Agreement. The Delaware Trustee shall not be liable under this Amended and Restated Trust Agreement under any circumstances except for (i) its own willful misconduct, bad faith or gross negligence, (ii) its failure to use ordinary care to disburse funds, or (iii) the inaccuracy of any representation or warranty contained in this Amended and Restated Trust Agreement expressly made by the Delaware Trustee. In particular (but without limitation), subject to the exceptions set forth in the preceding sentence:

          (a) the Delaware Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless such error of judgment constitutes gross negligence;

          (b) the Delaware Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written instructions of the Administrator or the Trust Beneficial Owner or pursuant to the advice of counsel, accountants or other experts selected by it in good faith, so long as such action or omission is consistent with the terms of this Amended and Restated Trust Agreement;

          (c) no provision of this Amended and Restated Trust Agreement shall require the Delaware Trustee to expend or risk personal funds or otherwise incur any financial liability in the performance of any of its rights or powers under this Amended and Restated Trust Agreement if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Delaware Trustee be liable for indebtedness or other obligations evidenced by or arising under this Amended and Restated Trust Agreement, any Funding Agreement or any related document, including the principal of and interest on any Funding Note;

          (e) the Delaware Trustee shall not be responsible for, or in respect of, the validity or sufficiency of this Amended and Restated Trust Agreement or any related document or for the due execution of this Amended and Restated Trust Agreement or thereof by any party (except by the Delaware Trustee itself), other than the signature and countersignature of the Delaware Trustee on any of the Program Documents and the execution of any certificate;

          (f) the Delaware Trustee shall (i) not be liable for any action, inaction, default or misconduct of the Administrator in respect of any Funding Note or any related documents or otherwise, and (ii) not have any obligation or liability to perform the obligations of Global Funding under this Amended and Restated Trust Agreement or any related document or under any Federal, state, foreign or local tax or securities law, in each case, that are required to be performed by other Persons, including the Administrator under the Amended and Restated Administrative Services Agreement;

          (g) the Delaware Trustee shall not be liable for any action, inaction, default or misconduct of Allstate Life, and the Delaware Trustee shall not have any obligation or liability to perform the obligations of Allstate Life under any Funding Agreement or any related documents;

          (h) the Delaware Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Amended and Restated Trust Agreement, or to institute, conduct or defend any litigation under this Amended and Restated Trust Agreement or otherwise or in relation to this Amended and Restated Trust Agreement or any related document, at the request, order or direction of any Person unless such Person has offered to the Delaware Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Delaware Trustee. The right of the Delaware Trustee to perform any discretionary act enumerated in this Amended and Restated Trust Agreement or in any related document shall not be construed as a duty, and the Delaware Trustee shall not be answerable in connection therewith other than for its gross negligence or willful misconduct in the performance of any such act;

          (i) except as expressly provided in this Amended and Restated Trust Agreement, in accepting the trusts created by this Amended and Restated Trust Agreement, the Delaware Trustee acts solely as trustee under this Amended and Restated Trust Agreement and not in its individual capacity, and all Persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Amended and Restated Trust Agreement shall look only to Global Funding's property for payment or satisfaction thereof;

          (j) the Delaware Trustee shall in no event assume or incur any liability, duty or obligation to the Administrator, the Trust Beneficial Owner or any other Person other than as expressly provided for in this Amended and Restated Trust Agreement;

          (k) the Delaware Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document;

          (l) every provision of this Amended and Restated Trust Agreement relating to the Delaware Trustee shall be subject to the provisions of this
     Article 6;

          (m) except in accordance with the written instructions furnished by the Trust Beneficial Owner or as provided in this Amended and Restated Trust Agreement, the Delaware Trustee shall have no duty to: (i) see to any recording or filing of any document, (ii) confirm or verify any financial statements of the

     Administrator or the Trust Beneficial Owner, (iii) inspect the Administrator's or the Trust Beneficial Owner's books and records at any time or (iv) see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of Global Funding, except to the extent the Delaware Trustee has received funds, on behalf of Global Funding, pursuant to the Amended and Restated Support Agreement from Allstate Life in satisfaction of any such tax, assessment or other governmental charge or any lien or encumbrance of any kind and in accordance with payment or transfer instructions provided by Allstate Life;

          (n) the Delaware Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with Global Funding or to otherwise take or refrain from taking any action under this Amended and Restated Trust Agreement, except as expressly required by the terms of this Amended and Restated Trust Agreement, or as expressly provided in written instructions from the Administrator, and in no event shall the Delaware Trustee have any implied duties or obligations under this Amended and Restated Trust Agreement; the Delaware Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the property of Global Funding which result from claims against the Delaware Trustee personally that are not related to the ownership or the administration of the property of Global Funding or the transactions contemplated by the Program Documents;

          (o) the Delaware Trustee shall not be required to take any action under this Amended and Restated Trust Agreement unless the Delaware Trustee shall have been indemnified by Global Funding, in manner and form satisfactory to the Delaware Trustee, against any liability, cost or expenses (including counsel fees and disbursements) which may be incurred in connection therewith, and, in addition, Global Funding shall pay the reasonable compensation of the Delaware Trustee for the services performed; provided, that the Delaware Trustee shall not be indemnified by any Person for the Delaware Trustee's willful misconduct, bad faith or gross negligence, its failure to use ordinary care to disburse funds or the inaccuracy of its own representations or warranties, made in its individual capacity, contained in this Amended and Restated Trust Agreement;

          (p) the Delaware Trustee shall not be required to take any action under this Amended and Restated Trust Agreement if the Delaware Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Amended and Restated Trust Agreement or is otherwise contrary to law;

          (q) the Delaware Trustee may fully rely upon and shall have no liability in connection with calculations or instructions forwarded to the Delaware Trustee by the Administrator, nor shall the Delaware Trustee have any obligation to furnish information to any Person if it has not received such information as it may need from the Administrator or any other Person;

          (r) the Delaware Trustee shall not be liable with respect to any act or omission in good faith in accordance with the advice or direction of the Administrator. Whenever the Delaware Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Amended and Restated Trust Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Amended and Restated Trust Agreement, the Delaware Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Administrator requesting instructions as to the course of action to be adopted, and, to the extent the Delaware Trustee acts in good faith in accordance with any such instruction received, the Delaware Trustee shall not be liable on account of such action to any Person. If the Delaware Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Amended and Restated Trust Agreement and as it shall deem to be in the best interest of the Trust Beneficial Owner, and the Delaware Trustee shall have no liability to any Person for such action or inaction;

          (s) in no event whatsoever shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of Global Funding;

          (t) the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Amended and Restated Trust Agreement provide shall or may be done or performed; and

          (u) notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be required to execute, deliver or certify on behalf of Global Funding any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002.

     SECTION 6.5 Reliance; Advice of Counsel.

          (a) The Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed in this Amended and Restated Trust Agreement, the Delaware Trustee may for all purposes of this Amended and Restated Trust Agreement rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of Global Funding, the Delaware Trustee may (i) act directly or through its agents or attorneys pursuant to agreements entered into with any of them; provided, that the Delaware Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and with reasonable care, and (ii) consult with counsel, accountants and other skilled persons to be selected in good faith and with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted to be done in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other skilled persons.

     SECTION 6.6 Delegation of Authorities and Duties. The Delaware Trustee delegates to the Administrator all duties required to be performed by the Administrator pursuant to the terms of this Amended and Restated Trust Agreement and the Administrative Services Agreement. The Delaware Trustee undertakes no responsibility for the performance, or non-performance, of any duties delegated to the Administrator under this Amended and Restated Trust Agreement or the Amended and Restated Administrative Services Agreement, as applicable.

                                   ARTICLE 7
             TERMINATION OF AGREEMENT; DISSOLUTION OF GLOBAL FUNDING

     SECTION 7.1 Termination of Agreement. This Amended and Restated Trust Agreement shall terminate and Global Funding shall dissolve, wind-up and terminate in accordance with Section 3808 of the Delaware Statutory Trust Act upon the latest to occur of:

          (a) the payment to the Holders of any outstanding Funding Notes, to the holders of all series of Notes and to the Trust Beneficial Owner of all amounts required to be paid pursuant to any Funding Notes, any Funding Note Indenture, any Notes, any Indenture, this Amended and Restated Trust Agreement and the Program Documents;

          (b) the payment of, or reasonable provision for payment of, all expenses and other liabilities owed by Global Funding; and

          (c) the performance of all administrative actions by the Delaware Trustee and the Administrator necessary to accomplish the purposes of Global Funding, including the performance of any tax reporting obligations with respect to Global Funding.

     Any insolvency event, liquidation, dissolution, death or incapacity with respect to the Trust Beneficial Owner, the Delaware Trustee, the Administrator or any of the other agents of Global Funding or any Holder shall not (i) operate to terminate this Amended and Restated Trust Agreement or Global Funding, (ii) entitle any of their legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of Global Funding, (iii) otherwise affect the rights, obligations and liabilities of the Holders or the parties hereto or any other document or any instrument entered into by Global Funding or (iv) dissolve Global Funding.

     Global Funding shall dissolve only as provided in this Section 7.1, and otherwise no Person, including the Administrator and the Trust Beneficial Owner, shall be entitled to revoke or dissolve Global Funding. The Administrator shall act as the liquidator of Global Funding and shall be responsible for directing the Delaware Trustee to take all required actions in connection with winding up Global Funding. The Delaware Trustee shall have no liability for following such direction to the extent it acts in good faith.

     Upon the last event to occur as described above, the Delaware Trustee shall cause the Amended and Restated Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act, at which time Global Funding and this Amended and Restated Trust Agreement shall terminate.

     In connection with the termination of Global Funding and the distribution of all amounts from each Payment Account in accordance with the priority set forth in Section 3.1(b), the Delaware Trustee will distribute any amounts received pursuant to Section 3.1(b) (clause Second) and any other remaining assets of Global Funding in the following order of priority:

          First, to pay all expenses and other liabilities owed by Global Funding; and

          Second, any remaining funds and other property shall be paid to the Trust Beneficial Owner.

                                   ARTICLE 8
                   SUCCESSOR AND ADDITIONAL DELAWARE TRUSTEES

     SECTION 8.1 Eligibility Requirements for the Delaware Trustee. The Delaware Trustee shall at all times (a) be a Person satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, (d) have (or have a parent which has) a rating of at least Baa3 by Moody's or BBB- by Standard & Poor's, (e) be a "bank" within the meaning of
Section 581 of the Code and (f) be a "United States person" within the meaning of Section 7701(a)(30) of the Code. In addition, the Delaware Trustee shall be an entity with its Corporate Trust Office in the State of Delaware. If the Delaware Trustee shall publish reports of condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.1, the combined capital and surplus of the Delaware Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.1, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 8.2.

     SECTION 8.2 Resignation or Removal of the Delaware Trustee. The Delaware Trustee may resign as Delaware Trustee, or the Administrator, acting on behalf of Global Funding, may, in its sole discretion, remove the Delaware Trustee, in each case upon not less than 30 days' prior notice to the Delaware Trustee, each Funding Note Indenture Trustee, each Indenture Trustee and each Rating Agency then rating the Program or the Notes. Upon any resignation or removal of the Delaware Trustee, the Administrator, acting on behalf of Global Funding, shall appoint a successor Delaware Trustee whereupon such successor Delaware Trustee shall succeed to the rights, powers and duties of the Delaware Trustee, and the term "Delaware Trustee" shall thereupon mean such successor Delaware Trustee effective upon such appointment and approval, and the predecessor Delaware Trustee's powers and duties as Delaware Trustee shall be terminated, without any other or further act or deed on the part of such predecessor Delaware Trustee or any of the parties to this Amended and Restated Trust Agreement or any holders of the obligations owing hereunder; provided, that if at any time the Delaware Trustee shall cease to be eligible in accordance with Section 8.1 and shall have not resigned, or if at any time the Delaware Trustee, shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver for the Delaware Trustee or for its property shall appointed, or any public officer shall take charge or control of the Delaware Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Delaware Trustee. On and after the effective date of any resignation or removal of the

Delaware Trustee hereunder, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Delaware Trustee under this Amended and Restated Trust Agreement. Any such resignation or removal shall become effective following the appointment of a successor Delaware Trustee in accordance with the provisions of this Section 8.2.

     If no successor Delaware Trustee shall be appointed and shall have accepted such appointment within 30 days after the aforesaid notice of resignation or removal, Global Funding (or the Administrator, acting on its behalf) or the resigning Delaware Trustee may apply to any court of competent jurisdiction to appoint a successor Delaware Trustee to act until such time, if any, as a successor Delaware Trustee shall have been appointed as provided in this Section
8.2. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Delaware Trustee appointed pursuant to this Section 8.2.

     Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee pursuant to any of the provisions of this Section 8.2 shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Delaware Trustee have been paid and until acceptance of appointment by the successor Delaware Trustee pursuant to Section 8.3.

     If at any time the Delaware Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Delaware Trustee for any other cause, a successor Delaware Trustee shall be appointed as set forth in this Section 8.2. The powers, duties, authority and title of the predecessor Delaware Trustee shall be terminated and canceled without any formality (except as may be required by applicable law) other than appointment and designation of a successor Delaware Trustee in writing duly acknowledged and delivered to the predecessor Delaware Trustee and Global Funding.

     SECTION 8.3 Successor Delaware Trustee. Each successor Delaware Trustee appointed pursuant to Section 8.2 shall execute, acknowledge and deliver to the Administrator, the Trust Beneficial Owner and the predecessor Delaware Trustee an instrument accepting such appointment under this Amended and Restated Trust Agreement, and thereupon the resignation or removal of the predecessor Delaware Trustee shall become effective, the resigning Delaware Trustee shall be released of all duties and trusts under this Amended and Restated Trust Agreement and such successor Delaware Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Amended and Restated Trust Agreement, with like effect as if originally named as Delaware Trustee. The predecessor Delaware Trustee shall deliver to the successor Delaware Trustee all documents and statements and funds held by it under this Amended and Restated Trust Agreement; and the Administrator and the predecessor Delaware Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Delaware Trustee all such rights, powers, duties and obligations.

     Any successor Delaware Trustee appointed under this Amended and Restated Trust Agreement shall promptly file an amendment to the Amended and Restated Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Delaware Trustee in the State of Delaware.

     No successor  Delaware Trustee shall accept appointment as provided in this
Section 8.3 unless at the time of such acceptance such successor Delaware Trustee shall be eligible pursuant to Section 8.1.

     Upon acceptance of appointment by a successor Delaware Trustee pursuant to this Section 8.3, the Administrator shall mail notice of such appointment to each Funding Note Indenture Trustee, each Indenture Trustee and each Rating Agency then rating the Program or the Notes. If the Administrator shall fail to mail such notice within ten days after acceptance of appointment by the successor Delaware Trustee, the successor Delaware Trustee shall cause such notice to be mailed in the manner aforesaid.

     SECTION 8.4 Merger or Consolidation of Delaware Trustee. Any Person into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties to this Amended and Restated Trust Agreement, anything in this Amended and Restated Trust Agreement to the contrary notwithstanding, be the successor of the Delaware Trustee under this Amended and Restated Trust Agreement; provided, such Person shall be eligible pursuant to Section 8.1.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     SECTION  9.1  Limitation  on  Rights  of  Others.  The  death,  bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Global Funding shall not operate to terminate this Amended and Restated Trust Agreement, nor to annul, dissolve or terminate Global Funding, nor to entitle the legal successors, representatives or heirs of any such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated by this Amended and Restated Trust Agreement, nor otherwise affect the rights, obligations and liabilities of the parties to this Amended and Restated Trust Agreement or any of them.

     SECTION 9.2 Amendments.

          (a) This Amended and Restated Trust Agreement may be amended from time to time by the parties by a written instrument executed by each of the parties, in any way that is not inconsistent with the intent of this Amended and Restated Trust Agreement, including, without limitation to: (i) cure any ambiguity, (ii) correct, supplement or modify any provision of this Amended and Restated Trust Agreement that is inconsistent with another provision of this Amended and Restated Trust Agreement or (iii) modify, eliminate or add to any provisions of this Amended and Restated Trust Agreement to the extent necessary to ensure that Global Funding will, at all times, for United States Federal income tax purposes be either ignored or treated as a "grantor trust" or to ensure that Global Funding will not be required to register as an "investment company" under the Investment Company Act and no such amendment shall require the consent of any other Person, except to the extent specified in Sections 9.2(c) and 9.2(d).

          (b) So long as any Funding Note remains outstanding, except as provided in Sections 9.2(c) and 9.2(d), any amendment to this Amended and Restated Trust Agreement that would adversely affect, in any material respect, the terms of any Funding Note, other then any amendment of the type contemplated by clause (iii) of Section 9.2(a), shall require the prior consent of the Holders or Holders of a majority of the outstanding principal amount of the Funding Note.

          (c) So long as any Funding Note remains outstanding, this Amended and Restated Trust Agreement may not be amended to (i) change the amount or timing of any payment of any Funding Note or (ii) impair the right of any Holder to institute suit for the enforcement of any right for principal and interest or other distribution without the consent of each affected Holder.

          (d) The Delaware Trustee shall not be required to enter into any amendment to this Amended and Restated Trust Agreement which adversely affects its own rights, duties or immunities under this Amended and Restated Trust Agreement.

          (e) Prior to the execution of any amendment to this Amended and Restated Trust Agreement, the Delaware Trustee shall be entitled to an opinion of counsel as to whether such amendment is permitted by the terms of this Amended and Restated Trust Agreement and whether all conditions precedent to such amendment have been met, in each case under the laws of the State of Delaware.

          (f) Promptly after the execution of any such amendment or consent, the Administrator shall furnish a copy of such amendment or consent (including those obtained or effected by this Amended and Restated Trust Agreement) to the Trust Beneficial Owner, the Agents and the Rating Agencies.

          (g) Contemporaneously with, or promptly after, the execution of any amendment to this Amended and Restated Trust Agreement requiring amendment to the Amended and Restated Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment to the Amended and Restated Certificate of Trust with the Secretary of State.

          (h) Notwithstanding any other provision of this Amended and Restated Trust Agreement, no amendment to this Amended and Restated Trust Agreement may be made: (i) if such amendment would cause (A) Global Funding not to be either ignored or treated as a "grantor trust" for United States Federal income tax purposes or (B) the Notes to be treated as other than indebtedness of Allstate Life and (ii) without the prior consent of Allstate Life.

     SECTION 9.3 Notices. All demands, notices, instructions and other communications shall be in writing (including telecopied or telegraphic communications) and shall be personally delivered, mailed or transmitted by telecopy or telegraph, respectively, addressed as set forth below (or, in the case of any other relevant party, addressed as set forth in a separate notice delivered to all relevant parties):

                   If to Delaware Trustee:

                   Wilmington Trust Company
                   Rodney Square North
                   1100 North Market Street
                   Wilmington, DE 19890-0001
                   Attention: Corporate Trust Administration
                   Facsimile: (302) 636-4140

                   If to the Trust Beneficial Owner or the Administrator:

                   AMACAR Pacific Corp.
                   6525 Morrison Blvd., Suite 318
                   Charlotte, North Carolina 28211
                   Attention: Douglas K. Johnson
                   Facsimile: (704) 365-1632

                   with a copy to:

                   Tannenbaum Helpern Syracuse & Hirschtritt LLP
                   900 3rd Avenue
                   New York, NY 10022
                   Attention: Stephen Rosenberg
                   Facsimile: (212) 937-5279


or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to the Trust Beneficial Owner shall be given by first class mail, postage prepaid, at AMACAR Pacific Corp., 6525 Morrison Blvd., Suite
318, Charlotte, North Carolina 28211, or at such other address as shall be designated by the Trust Beneficial Owner in a written notice to the other parties, and any notices mailed within the time prescribed in this Amended and Restated Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Beneficial Owner received such notice. Any notice required or permitted to be mailed to any Holder of a Funding Note shall be given as specified in the relevant Funding Note Indenture.

     SECTION 9.4 No Recourse. The Trust Beneficial Owner acknowledges that its beneficial interest in Global Funding does not represent an obligation of Allstate Life, the Delaware Trustee, the Administrator or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Amended and Restated Trust Agreement.

     SECTION 9.5 Limited Recourse. Notwithstanding anything to the contrary contained in this Amended and Restated Trust Agreement, the obligations of Global Funding under this Amended and Restated Trust Agreement and all Program
Documents and other documents or instruments entered into by Global Funding, are solely the obligations of Global Funding and shall be payable solely to the extent of funds received by and available to Global Funding under the Amended and Restated Support Agreement. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, Global Funding arising out of or based upon this Amended and Restated Trust Agreement, any Funding Note or any other Program Document against any holder of a beneficial interest, employee, agent, officer or Affiliate of Global Funding and, except as specifically provided in this Amended and Restated Trust Agreement and in the other Program Documents, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, Global Funding arising out of or based upon this Amended and Restated Trust Agreement, any Funding Note or any other Program Documents against the Delaware Trustee, the Administrator, Allstate Life, or any of their respective holders of beneficial interests, employees, agents, officers, directors, incorporators or Affiliates.

     SECTION 9.6 No Petition. To the extent permitted by applicable law, each of the Delaware Trustee, the Administrator and the Trust Beneficial Owner covenants and agrees that it will not institute against, or join with any other Person in instituting against, Global Funding any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law. This Section 9.6 shall survive termination of this Amended and Restated Trust Agreement.


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

     SECTION 9.7 Governing Law. This Amended and Restated Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its choice of law principles.

     SECTION 9.8  Severability.  If any  provision  in this Amended and Restated
Trust  Agreement  shall be invalid,  illegal or  unenforceable,  such provisions shall be deemed  severable  from the  remaining  provisions  of this Amended and
Restated   Trust   Agreement  and  shall  in  no  way  affect  the  validity  or enforceability  of such other  provisions  of this  Amended and  Restated  Trust
Agreement.

     SECTION 9.9 Third Party  Beneficiaries.  This  Amended and  Restated  Trust
Agreement shall inure to the benefit of and be binding upon the parties to this Amended and Restated Trust Agreement and their respective successors and permitted assigns. Except as otherwise provided in this Amended and Restated
Trust Agreement, no other Person shall have any right or obligation under this Amended and Restated Trust Agreement.

     SECTION 9.10 Counterparts. This Amended and Restated Trust Agreement and any amendments, supplements, modifications, restatements or replacements of this Amended and Restated Trust Agreement, or waivers or consents to this Amended and Restated Trust Agreement, may be executed in any number of counterparts, and by different parties to this Amended and Restated Trust Agreement in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same instrument. This Amended and Restated Trust
Agreement shall become effective upon the execution of a counterpart to each of the parties to this Amended and Restated Trust Agreement.


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



     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                           WILMINGTON TRUST COMPANY,
                           in its individual capacity



                           By:
                                ---------------------------------------
                                Name:
                                Title:



                           AMACAR PACIFIC CORP.,
                           as Administrator



                           By:
                                ---------------------------------------
                                Name:  Douglas K. Johnson
                                Title: President



                           AMACAR PACIFIC CORP.,
                           as Trust Beneficial Owner



                           By:
                                ----------------------------------------
                                Name:  Douglas K. Johnson
                                Title: President






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